Exhibit 10.8

[SPACE RESERVED FOR RECORDING INFORMATION]

RECORD AND RETURN TO:

TXC SERVICES, LLC

30725 US HIGHWAY 19 NORTH

SUITE 335

PALM HARBOR, FL 34684

DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT, AND FIXTURE FILING

CLERK’S COVER SHEET/HB 974 DISCLOSURES

Date of Document: July 28, 2023

Signatories to the Document: Borrower (Grantor): Foxx Trot Tango, LLC

Signatories to the Document: Lender (Grantee): TXC Services, LLC

Mailing Address of Borrower (Grantee): 8 Campus Dr., Suite 105, Parsippany, NJ 07054

Property Address: 101 Seabrook Drive, Sylvester, GA 31791

County: Worth

Map and Parcel ID Number(s): NO 0074005300A

Original Loan Amount: $1,600,000

Initial Maturity Date: July 25, 2024

Intangible Recording Tax: [$AMOUNT - N/A]

Intangible Recording Tax Exemption, if Applicable: [EXEMPTION]

THIS COVER PAGE IS FOR REFERENCE ONLY. IN THE EVENT OF A CONFLICT, THE TERMS OF THE ATTACHED DEED TO SECURE DEBT CONTROL.

2

3

DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT, AND FIXTURE FILING

This Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement, Financing Statement, and Fixture Filing (as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time, this “Security Deed”), dated and executed on July 28, 2023, with an effective date of July 25, 2023, is made by Foxx Trot Tango, LLC, a Wyoming limited liability company having its principal office at 8 Campus Dr., Suite 105, Parsippany, NJ 07054 (“Grantor”), in favor of TXC Services, LLC, a Delaware limited liability company, having an office at : 30725 US Highway 19 North, Suite 335, Palm Harbor, FL 34684 (together with its successors and assigns, “Grantee”).

THIS SECURITY DEED SERVES AS A FIXTURE FILING UNDER THE GEORGIA UNIFORM COMMERCIAL CODE PURSUANT TO O.C.G.A. § 11-9-502. GRANTEE DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE GRANTOR AS THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

Recitals

A.	This Security Deed is given by Grantor to Grantee to secure that certain loan made as of July 25, 2023 (“Loan”) in the original principal amount of One Million Six Hundred Thousand Dollars and 00/100 Dollars ($1,600,000).
B.	The Loan is evidenced by, among other things, a promissory note, dated as of the July 25, 2023 given by Grantor, as borrower, in favor of Grantee, as lender (such promissory note, together with any and all extensions, renewals, replacements, restatements, modifications, or consolidations thereof, whether one or more, collectively, “Note”) which Note provides, among other things, for final payment of principal and interest under the Note, if not sooner paid or payable as provided therein, to be due on or before July 25, 2024, the Note by this reference thereto being incorporated herein.
C.	The Note and this Security Deed is being made pursuant to that certain Amended and Restated Membership Interest Purchase Agreement, and related transaction documents dated July 25, 2023, between Grantee, as seller and Global Technologies, Ltd. (“GTLL”), as buyer, of all membership interests in and to Grantor, collectively the “MIPA”)
D.	All Loan Documents and the MIPA, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms hereof, collectively referred to as, “Transaction Documents.”
E.	Notwithstanding anything to the contrary herein, this Security Deed is subordinate to a promissory note in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) in favor of TK Management Services, Inc. (“TK Secured Note”) dated January 6, 2023 evidenced by first position Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing recorded against the Property ( “TK Security Deed”), copies of which are attached to the MIPA as exhibits.

4

F.	Grantor hereby desires to secure the payment of all principal and interest payments that accrue or are due and payable from time to time in accordance with the MIPA and the Note, together with all other amounts due in accordance with the other Loan Documents (collectively, hereafter “Debt”) and to further secure the performance and observance of all obligations of Grantor under this Security Deed and other Loan Documents and Transaction Documents.
G.	The Debt and all covenants, obligations, payments, and liabilities of every kind and nature owed by Grantor to Grantee, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter incurred, arising under, out of, or in connection with the Transaction Documents, including the Loan and the Loan Documents are hereafter, collectively, “Obligations.”

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the due and punctual payment and performance of all Obligations as and when the same becomes due and payable, Grantor hereby represents, warrants, covenants, and agrees for the benefit of Grantee as follows:

ARTICLE I

GRANT OF SECURITY INTERESTS AND OBLIGATIONS SECURED

Section 1.01 Grant to Grantee. In order to secure the due and punctual payment and performance of all the Obligations as and when the same becomes due and payable, whether at a stated due date, maturity date, by acceleration, or otherwise, Borrower hereby irrevocably and absolutely does by these presents GRANT, CONVEY, WARRANT, SET OVER, TRANSFER, ASSIGN, BARGAIN, AND SELL to Lender, its successors and assigns, with all powers of sale and all statutory rights under the laws of the State of Georgia, and grants to Lender a security interest in, all of Borrower’s present and hereafter acquired estate, right, title and interest in, to, and under the following described property now owned or held or hereafter acquired from time to time (collectively referred to herein as the “Property”):

(a) Land. All that certain tract or parcel of land lying and being in Worth County, Georgia and being more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all utilities, rights, interests, and estates of every kind and nature therein, including, without limitation, and to the full extent owned by Grantor, development rights, air rights, water, water rights, and rights to minerals and other natural resources that can be extracted therefrom (collectively, “Land”).

(b) Improvements. All buildings, structures, and improvements of every kind and nature whatsoever now or hereafter situated on the Land (collectively, “Improvements”).

(c) Easements and Appurtenances. All easements, rights-of-way or use, strips and gores of land, streets, alleyways, passages, utility reservations, capacity rights, water courses, privileges, liberties, tenements, hereditaments, and appurtenances of any kind or nature belonging, relating, or appertaining to the Land or the Improvements, or any part thereof, including, without limitation, any reversionary or remainder estates together with the income and profits therefrom (collectively, “Easements and Appurtenances”).

5

(d) Fixtures. All goods of every kind and nature that becomes attached to, affixed to, or installed on the Land or Improvements thereby creating rights and interests arising under the Georgia real property law, including any item defined as fixtures under the Uniform Commercial Code as adopted by Georgia (the “UCC”) together with all replacements and substitutions thereof (collectively, “Fixtures”).

(e) Personal Property. All equipment, building systems, machinery, materials, supplies, and items of personal property of every kind and nature (other than Fixtures) now or hereafter located on or used in connection with the operation of the Land or Improvements, together with all replacements and substitutions thereof (collectively, “Personal Property”).

(f) Leases and Rents. All of Grantor’s right, title, and interest in all leases, ground leases, subleases, licenses, and other agreement granting another the right to use or occupy any part of the Property, including, without limitation, the right to receive and apply rents, together with all restatements, renewals, extensions, amendments, or supplements thereof (individually, a “Lease” and, collectively, “Leases”), whether now or hereafter existing, and all Rents thereon. The term “Rents” shall mean, collectively:

(i) All rents, ground rents, additional rents, income, revenues, profits, cash proceeds, and other monetary benefits now due or hereafter becoming due from the tenancy, use, occupancy, or bailment of any portion of the Property;

(ii) All guaranties, letters of credit, promissory notes, security deposits, and other credit support given by any tenant, occupant, or guarantor in connection with any Lease;

(iii) All claims and rights to the payment of damages arising from the rejection of any Lease under the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. §101 et. seq., and the regulations issued thereunder, both as hereafter modified from time to time (the “Bankruptcy Code”); and

(iv) All rights to casualty and condemnation proceeds assigned to Grantor under any Lease.

(g) Property Tax Refunds. All refunds, rebates, and credits in connection with any reduction in Taxes, including, without limitation, rebates as a result of tax certiorari or other such proceedings. As used in the Loan Documents, “Taxes” means all real estate taxes, government assessments or impositions, lienable water charges, lienable sewer rents, assessments due under owner association documents, and all similar charges, now or hereafter levied or assessed against the Land and Improvements.

(h) Proceeds of Property Sale. All proceeds and profits arising from the sale or conversion (voluntary or involuntary) of any Property into cash (whether made in one payment or in a stream of payments) and any liquidation claims applicable thereto.

6

(i) Intangibles. All chattel paper, claims, trade names, trademarks, service marks, logos, copyrights, goodwill, books and records, and all other general intangibles related to or used in connection with the ownership or operation of the Property.

(j) Property Agreement. All agreements, services contracts, supply contracts, permits, franchises, and licenses (including, without limitation and to the extent assignable, liquor licenses), if any, pertaining to the ownership or operation of the Property, together with all amendments, restatements, supplements, renewals, extensions, and substitutions thereof and all of Grantor’s rights, if any, to sums due Grantor thereunder (collectively, “Property Agreements”).

(k) Omnibus Rights. Any and all other rights of Grantor in and to the Property, including any other rights associated with any Property described in the foregoing subsections (a) through (j) inclusive.

TO HAVE AND TO HOLD the Property and the rights, remedies, and privileges hereby granted and conveyed unto Grantee forever, in fee simple, PROVIDED, HOWEVER, if Grantor shall pay the Debt and perform all other Obligations in the time and manner provided in the Loan Documents, then the conveyance and granting made herein shall cease and be of no further force and effect.

IN FURTHERANCE OF THE ABOVE GRANT, Grantor hereby warrants that Grantee has good and marketable title in fee simple to the Property, is lawfully seized and possessed of the Property and every part thereof, and has the right to convey same; that Grantor will forever warrant and defend the title to the Property unto Grantee against the claims of all persons whomsoever; and that the Property is unencumbered except as set forth on Grantee’s title insurance policy dated on or about even date herewith regarding the Property.

Section 1.02 Obligations Secured; Incorporation by Reference. This Security Deed is given to secure the due and punctual payment and performance of all Obligations set forth in the Note and other Loan Documents as and when the same shall become due, whether at the stated due date, at maturity, by acceleration, or otherwise. All the covenants, conditions, and agreements contained in the Note and other Loan Documents are hereby made a part of this Security Deed to the same extent and with the same force as if fully set forth herein. In the event of a conflict between the terms of this Security Deed and any other Loan Document, the terms of this Security Deed shall govern.

Section 1.03 Security Deed as Security Agreement and Financing Statement.

(a) Designation as Security Agreement. This Security Deed shall constitute a security agreement and financing statement within the meaning of the UCC, as adopted in Georgia, from time to time with respect to all of Grantor’s present and future estate, right, title, and interest in and to such Property conveyed to Grantee pursuant to Section 1.01 that is not real property.

7

(b) Separate Security Agreements. If Grantor has executed and delivered one or more separate security agreements in connection with the Loan, such security agreements and the security interests created thereby are in addition to and not in substitution of this Security Deed and security interests created hereby, and this Security Deed shall be in addition to and not in substitution of such security agreements and security interests. In all cases, this Security Deed and the aforesaid security agreements shall be applied and enforced in harmony with and in conjunction with each other to the end that Grantee realizes its rights, interests, and remedies in each to the greatest extent permitted by law. If conflicts exist among this Security Deed and such other security agreements, Grantee may elect which of such instruments govern with respect to each category of Property encumbered by such instruments and agreements.

Section 1.04 Security Deed as Fixture Filing. The filing or recording of this Security Deed shall constitute a fixture filing with respect to that portion of the Property which is or is to become Fixtures and Equipment to the fullest extent permitted under Georgia law. The “Secured Party” is Grantee and the “Debtor” is Grantor. The name, type of organization, jurisdiction of organization, and addresses of the Secured Party and of the Debtor are set out in the preamble to this Security Deed.

ARTICLE II

ASSIGNMENT OF LEASES AND RENTS

Section 2.01 Assignment of Leases and Rents.

(a) Absolute Assignment of Leases and Rents. Subject to the senior rights of TK Management Services, Inc. to the collateral, including, but not limited to the Property, under the TK Secured Note and TK Security Deed (“TK Senior Rights”), in furtherance of the grant, pledge, and conveyance of all Leases and Rents pursuant to Section 1.01(f) hereof, Grantor hereby absolutely, presently, irrevocably, and unconditionally grants, assigns, and transfers to Grantee all of Grantor’s present and future right, title, interest, and estate in, to, and under all current and future Leases and Rents, and the absolute, present, irrevocable, and unconditional right to receive, collect, and possess all Rents. This assignment constitutes an absolute, present, irrevocable, and unconditional assignment of Leases and Rents, not merely a collateral assignment to further secure the lien of this Security Deed.

(b) Grantee Exculpation. Subject to the TK Senior Rights, notwithstanding the present, absolute nature of the assignment made under this Article II, such assignment shall not be construed to:

(i) Bind Grantee to the performance of any of the covenants, conditions, or provisions contained in any Lease or otherwise impose any obligation upon Grantee.

(ii) Create or impose, any responsibility, obligation, or liability upon Grantee of any kind or nature, including without limitation, for:

(A) the control, care, maintenance, management, or repair of the Property;

8

(B) any dangerous or defective condition of the Property, including, without limitation, the presence of any environmental contamination or hazardous condition;

(C) any waste committed on the Property by any Person; or

(D) any negligence in the management, upkeep, repair, or control of the Property.

Section 2.02 Revocable License.

(a) Grant of Revocable License. Subject to the TK Senior Rights, notwithstanding the present grant, assignment, and transfer of Leases and Rents from Grantor to Grantee made in Section 2.01, [and subject to the terms of the Lockbox Agreement] Grantee hereby grants to Grantor a revocable license to collect and receive Rents as they become due, and to retain, use, and apply Rents to the payment of the Obligations and to the costs and expenses of operating and maintaining the Property, and to exercise all rights as landlord under any Lease, in each case subject to the terms of this Security Deed and the other Loan Documents.

(b) Revocation of License. Subject to the TK Senior Rights, from and after the occurrence of any Event of Default (as hereinafter defined), the revocable license granted to Grantor pursuant to Section 2.01(a) shall immediately cease without the necessity of notice from Grantee and become void and of no further force or effect. Grantee’s right under this Section to revoke the license granted hereby is in addition to all other rights and remedies available to Grantee at law and in equity. From and after revocation:

(i) Grantee shall immediately and automatically be entitled to receive, collect, and possess all Rents, whether or not Grantee enters upon or takes control of the Property, has a receiver appointed, or takes any other action permitted by the Loan Documents, at law, or in equity;

(ii) Grantor shall immediately, upon written demand by Grantee, notify all tenants under Leases, in writing, that all Rents due from and after the date of such notice shall be paid to Grantee at the address set forth in such notice;

(iii) All Rents then or thereafter received by Grantor shall be immediately delivered to Grantee without the necessity of written demand, and until delivered, shall be held in trust for the benefit of Grantee; and

(iv) All Rents received by Grantee pursuant to this Section 2.02(b) may, at Grantee’s sole option, be applied to the Debt or in payment of any other Obligation set forth in the Loan Documents, in such order or priority as Grantee shall determine in its sole discretion.

9

Section 2.03 Grantee’s Rights After License Revocation. Subject to the TK Senior Rights, from and after any revocation of the license granted pursuant to Section 2.02(a), Grantee shall have the right, but not the obligation, at its option and in addition to its other rights and remedies available to Grantee under law, acting personally or through an agent, and without the necessity of taking possession of the Property or bringing any enforcement action or proceeding, including, without limitation, foreclosure, or the appointment of a receiver, to take any or all of the following actions to the fullest extent permitted by law:

(a) Direct Payments of Rent. Notify tenants or other Persons that all Leases have been assigned to Grantee and that all Rents are to be paid at the direction of Grantee. The term “Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or any other entity of whatever nature each hereinafter referred to individually and/or collectively as the context requires.

(b) Modify Lease Obligations. Settle, compromise, release, extend the time of payment for, and make allowances, adjustments, and discounts of any Rents or other obligations in, to, and under Leases.

(c) Rent the Property and Modify Leases. Lease all or any part of the Property and/or modify, amend, renew, or terminate any Leases.

(d) Perform Lease Obligations. Perform any and all obligations of Grantor under Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor’s rights and obligations thereunder.

ARTICLE III

SINGLE PURPOSE ENTITY REQUIREMENTS

Section 3.01 Formation and Existence. Grantor hereby makes the following representations, warranties, and covenants with respect to itself, Ltd, its parent.

(a) Borrower Formation and Existence. Grantor is a single purpose entity within the meaning of Section 3.02 and shall remain a single purpose entity at all times until the Loan has been repaid in full.

Section 3.02 RESERVED.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Grantor acknowledges and agrees that in making the Loan evidenced by the Loan Documents, Grantee has relied on the truth, completeness, and accuracy of the representations and warranties made by Grantor herein. Grantor hereby makes the representations and warranties contained in this Article IV to Grantee as of the Effective Date.

10

Section 4.01 Organization and Legal Status.

(a) Due Formation, Existence, and Good Standing. The Grantor and Guarantor, are duly organized, validly existing, and in good standing under the laws of each of their respective states of formation.

(b) Qualification to do Business. Grantor is duly qualified to transact business in Georgia.

(c) Legal Authority to Own Property. Grantor has all necessary approvals (governmental, contractual, or otherwise) and full power and authority to own, operate, and lease the Property and to carry out the business required to be conducted to own, operate, and lease the Property in full accordance with the terms, covenants, and conditions contained in the Loan Documents.

(d) Grantor’s Identity. Grantor’s true, complete, and correct legal name is stated on the first page of this Security Deed. Grantor is a “registered organization” within the meaning of the UCC and Grantor’s organizational identification number issued by its state of organization is correctly set out on the signature page to this Security Deed.

Section 4.02 Power and Authority; Enforceability.

(a) Power and Authority. Grantor has full power, authority, and legal right to execute, deliver, and perform all obligations under the Loan Documents and has taken all necessary action to authorize: (i) the borrowing of the Loan on the terms and conditions set forth in the Loan Documents; (ii) the execution and delivery of all Loan Documents; and (iii) Grantor’s performance under all Loan Documents. The officer or representative of Grantor signing the Loan Documents on behalf of Grantor has been duly authorized and empowered to do so.

(b) Enforceability. The Loan Documents constitute legal, valid, and binding obligations of Grantor, enforceable against Grantor in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03 No Legal Conflict or Impediment. With respect to the Grantor’s execution, delivery, and performance of its obligations under the Loan Documents the following is true, accurate, and complete [to [the best of] Grantor’s knowledge, information, and belief]:

(a) Third Party Agreements. The Loan does not violate, contravene, breach, or result in a default under any agreement or instrument to which Grantor is a party or by which the Property is bound or may be affected.

(b) Applicable Law; Usury. The Loan does not violate any Applicable Law (including, without limitation, usury laws). As used in the Loan Documents, the term “Applicable Law” means individually and in the aggregate: (i) the organizational documents governing the applicable Person; and (ii) any law, regulation, ordinance, code, decree, treaty, ruling, or determination of any arbitrator, court, governmental authority, or Executive Order (as hereinafter defined) issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person or any of such Person’s property (including without limitation, the Property) may be subject including, without limitation, laws, ordinances, and regulations pertaining to the taxing, zoning, occupancy, use, environmental compliance, and subdivision of real property in Georgia.

11

(c) No Other Resulting Liens. The Loan does not result in the creation or imposition of any Lien whatsoever upon any of Grantor’s assets, except the Liens created by the Loan Documents. As used in the Loan Documents, the term “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien filing (whether statutory, judicial, or otherwise), preference, priority, security agreement (other than this Security Deed [and the Security Agreement defined herein]), or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or title retention agreement, mechanic’s liens, or any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

(d) No Other Consents or Filings. The Loan does not require any authorization or consent from, or any filing with, any third party or governmental authority to perfect Grantee’s security interest in the Property except for: (i) the recordation of this Security Deed in the appropriate land records in the county where the Property is located; and (ii) the filing or recording (as applicable) of UCC-1 financing statements securing or further securing Grantee’s security interests in personal property and fixtures filed in the appropriate filing offices in the state of Grantor’s formation and also recorded in the county where the Property is located.

Section 4.04 No Litigation. No action, suit, or proceeding, whether investigative, judicial, or administrative is currently pending or, to the best of Grantor’s knowledge, information, or belief, affecting, threatened, or contemplated against Grantor, or the Property that has not been disclosed by Grantor in writing to Grantee.

Section 4.05 Business Purpose of Loan. The proceeds of the Loan are for, and shall be used for, the purpose of carrying on a business or commercial enterprise and not for personal, family, or household purposes.

Section 4.06 Warranty of Title; Perfection and Priority of Lien; Permitted Encumbrances.

(a) Warranty of Title. Grantor has good, marketable, and insurable fee simple/leasehold title of record to the Property, free and clear of all Liens whatsoever except for the Liens created in favor of Grantee pursuant to the Loan Documents and the Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate: (i) interferes with the benefits of the security intended to be provided by this Security Deed in any material respect; (ii) adversely affects the value of the Property in any material respect; or (iii) adversely impairs the use and operation of the Property in any material respect. Grantor shall forever preserve its title to the Property and validity of all Liens created in favor of Grantee under the Loan Documents and shall forever warrant and defend the same to and for the benefit of Grantee against all claims of all others. The term “Permitted Encumbrances” means only those matters listed as exceptions on the Grantee title insurance policy issued to Grantee in connection with this Loan and any other Lien thereafter approved by Grantee in writing.

12

(b) Perfection and Priority of Lien.

(i) This Security Deed, when properly recorded, creates a valid perfected lien on the Property, junior to the TK Note and TK Security Deed, subject to the Permitted Encumbrances.

(ii) The Assignment of Leases and Rents, when properly recorded, creates a valid assignment and security interest in the Leases and Rents, junior to the TK Note and TK Security Deed.

(iii) The UCC financing statements, when filed or recorded, as applicable, creates a valid, perfected security interest, junior to the TK Note and TK Security Deed in the collateral defined therein (to the extent a security interest in such collateral can be perfected by the filing of a UCC financing statement).

Section 4.07 Property Condition. The Improvements are structurally sound, in good repair, and free of defects in materials and workmanship. The Improvements have been constructed and installed in compliance with the plans and specifications relating thereto. All major building systems within the Improvements (including, without limitation, heating and air conditioning systems, electrical systems, plumbing systems, septic systems, and sewer systems) are in good working order and condition and in compliance with all Applicable Law. The Property is free from any damage caused by fire or other casualty. Grantor has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect insurability, or impose extraordinary premiums, or result in the termination or threatened termination of any insurance policy or surety bond.

Section 4.08 No Condemnation. No Condemnation proceeding has been commenced or, to the best of Grantor’s knowledge, information, and belief, is contemplated for all or any portion of the Property, or for the relocation or closure of roadways providing access to or from the Property.

Section 4.09 Environmental Representations and Warranties; Property Compliance with Law.

(a) Environmental Representations and Warranties. To the best of Grantor’s knowledge, after due inquiry, any tenant or occupant of the Property, has at any time released or permitted the presence of any Hazardous Materials, (as defined in the Environmental Indemnity) on or about the Property except as expressly disclosed to Grantee in writing. All operations and activities at the Property, and all use and occupancy of the Property are in compliance with all Environmental Laws, as defined in the Environmental Indemnity. Grantor does not know of, nor has it received, any notice of other communication from any Person pertaining to any violation of or liability under Environmental Laws that may adversely affect the Property or Grantor. Grantor has provided Grantee, in writing, with all information known to Grantor and contained in Grantor’s files that relates to the Property’s environmental condition, including, without limitation, all known environmental reports of the Property.

13

(b) Property Compliance With Law. The Property and its present and contemplated use and occupancy complies with Applicable Law in all material respects. Grantor has obtained all licenses, permits, registrations, certificates, and approvals from all governmental or quasi-governmental agencies (including, without limitation, those relating to zoning, building codes, land use, and environmental compliance) which may be necessary for the use, occupancy, and operation of the Property and the conduct of Grantor’s business thereon. All licenses, permits, registrations, certificates, and approvals are in full force and effect as of the date hereof and Grantor has no knowledge or notice of any revocation thereof.[To Grantor’s knowledge, information, and belief, no event or condition exists which could result in the revocation, suspension, or forfeiture thereof.

Section 4.10 Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more whole independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of the Property.

Section 4.11 Flood Zone. Except as otherwise disclosed on the survey of the Property provided to Grantee in connection with the Loan, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto, as an area having special flood hazards.

Section 4.12 Adequate Utilities. The Property is adequately served by all utilities required for the current or contemplated use thereof. All water and sewer systems are provided to the Property by public utilities, and the Property has accepted or is equipped to accept such utility services.

Section 4.13 Public Access. All public roads and streets necessary for access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather, and are physically and legally open for public use.

Section 4.14 Boundaries. All the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no easements or other encumbrances affecting the Property (including, without limitation, the Permitted Encumbrances) encroach upon any of the Improvements. No improvements on adjacent properties encroach onto the Property.

Section 4.15 Mechanic’s Liens. No mechanic’s liens, materialman’s liens, or other Liens or claims have been, or may be, filed for work, labor, or materials affecting the Property which are or may become Liens prior, equal, or subordinate to this Security Deed.

Section 4.16 Special Assessments and Transfer Taxes. No unpaid assessments for public improvements or otherwise affects the Property or, to the best of Grantor’s knowledge, information, or belief, are pending, nor are improvements contemplated to the Property that may result in any such assessments. All transfer taxes, if applicable, or other similar tax required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, and perfection of this Security Deed and any other Loan Documents, have been paid or will be paid, in full at time on or before recordation of this Security Deed.

14

Section 4.17 Insurance. Grantor has obtained and delivered to Grantee original or certified copies of all insurance policies required pursuant to Section 5.03 of this Security Deed. All premiums charged for the coverages under such policies (“Insurance Premiums”) have been prepaid in full for no less than one year. No claims have been made that are pending under any such insurance policies, and neither Grantor nor any other Person has done, by act or omission, anything which would impair the coverage of any insurance policy.

Section 4.18 Leases. With respect to the Leases:

(a) Rent Roll. The Rent Roll (as defined herein) is true, complete, and correct and the Property is not subject to any Leases other than those identified on the Rent Roll. All Rents due under all Leases are currently paid, except as shown on the Rent Roll. The term “Rent Roll” shall mean a statement certified by Grantor to be true, correct, and complete setting forth: (i) the names of each and all tenants of the Property; (ii) the portion of Property occupied by each tenant; (iii) the base rent and any other charges payable under each Lease; (iv) the term of each Lease including the commencement and expiration dates of each lease, and any unexpired extension options; (v) any tenant in default including the nature and duration of such default; and (vi) any other information reasonable requested or required by Grantee.

(b) Delivery of all Leases; Lease Form. Grantor has delivered to Grantee true and complete copies of all Leases affecting the Property and the standard form of lease used to let the Property, if any. There are no verbal or written agreements existing which terminate, modify, or supplement any of the Leases, except as disclosed to Grantee in writing.

(c) Lease Subordination. Each Lease is subordinate to the lien of this Security Deed either by its terms or by separate written agreement executed and delivered by the tenant under the applicable Lease.

(d) Owner of Leasehold Interests. Grantor is the sole owner, as lessor, of the leasehold estates created under the Leases. Grantor has not assigned, pledged, transferred, or encumbered its right, title, or interests in and to the Leases and Rents, except to Grantee pursuant to this Security Deed and the Assignment of Leases and Rents.

(e) Arm’s-Length Leases. All Leases are bona fide, arm’s-length agreements with tenants unrelated to Grantor or any Affiliate of Grantor.

(f) No Prepaid Rent. No Rents on any Lease have been collected for more than one (1) month in advance. For purposes of this subsection, security deposits held Grantor in respect of any Lease shall not be deemed prepaid Rents.

15

(g) Security Deposits. All security deposits reflected on the Rent Roll have been collected and are being held by Grantor in the full amount reported on the Rent Roll and in compliance with all requirements of Applicable Law.

(h) No Tenant Improvements Required. All work required to have been performed by Grantor under each Lease has been fully performed and unconditionally accepted by the tenants under each Lease.

(i) No Offsets or Defenses. [To Grantor’s knowledge, information, and belief,] [n/N]o offsets or defenses exist in favor of any tenant to the payment of any portion of the Rent.

(j) No Monetary Obligation to Tenants. Grantor owes no monetary obligation to any tenant under any Lease.

(k) No Notice of Dispute. Grantor has not received a notice of default from any tenant or any other notice disputing the terms, validity, or enforceability of any Lease or any provision thereof.

(l) No Tenant Default or Bankruptcy. Each Lease is in full force and effect, and to Grantor’s knowledge, information, and belief, no default or event of default, and no circumstance which with the passage of time, or the giving of notice, or both, would constitute a default or event of default exists under any Lease. To Grantor’s knowledge, information, and belief, no tenant is a debtor in any bankruptcy, reorganization, insolvency, or similar proceeding.

(m) No Purchase Options or Rights of First Refusal. No Lease contains:

(i) any option or right of first refusal to purchase all or any portion of the Property, or similar right granting the potential to acquire ownership interests in the Property;

(ii) any option or right to renew or extend the term of the Lease except as disclosed to Grantee on the Rent Roll or in writing; or

(iii) any option or right of first refusal to lease or occupy additional space at the Property except as disclosed to Grantee on the Rent Roll or in writing.

(n) No Broker’s Commissions. No broker’s commissions, finder’s fees, or similar payment obligations are due and unpaid by Grantor (or any Affiliate of Grantor) with respect to any Lease except as expressly disclosed to Grantee in writing.

Section 4.19 Property Management. The Property is self-managed by the Grantor and no Person, other than Grantor has authority to collect rents, negotiate leases, or take any other action with respect to the use, operation, or management of the Property.

16

Section 4.20 Financial Condition.

(a) Solvency. Grantor is currently solvent and has received reasonably equivalent value in exchange for the Loan and the Liens and security interests granted to or in favor of Grantee in connection with the Loan. Grantor has not entered into this Loan with the intent to hinder, delay, or defraud any creditor. Immediately following the making of the Loan, the fair saleable value of Grantor’s assets shall be greater than Grantor’s known liabilities.

(b) No Change in Financial Condition. Since the date of its formation, Grantor has not filed or consented to the filing of any petition, either voluntary or involuntary, in any proceeding seeking the insolvency, bankruptcy, liquidation, or reorganization of Grantor or Guarantor. Since the date of most recent statements submitted to Grantee with respect to Grantor, and any of their respective constituent equity owners, general partners, or managing members of any of them, no change has occurred in the financial condition of any such party that would make the financial statements, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete, or otherwise misleading in any material respect or which would have a Material Adverse Effect on the Grantor’s ability to own, operate, or lease the Property.

Section 4.21 Real Property and Income Taxes.

(a) Real Property Taxes. All real property taxes due and owning in respect of the Property and/or the Collateral have been paid, or if outstanding, an escrow of funds in an amount sufficient to cover such payments has been established and insured against under Grantee’s title insurance policy.

(b) Income Taxes. Grantor has filed all federal, state, county, municipal, and city income tax returns required and have paid all taxes and related liabilities which have become due pursuant to such returns. Grantor has no known tax liability in respect of any such taxes and related liabilities for tax periods prior to the Effective Date of this Security Deed.

Section 4.22 No Foreign Person. Grantor is not a “foreign Person” within the meaning of §1445(f)(3) of the Tax Code.

Section 4.23 No Illegal Activity as Source of Funds. No portion of the Property has been or shall be purchased, improved, equipped, or furnished with proceeds of any illegal activity.

Section 4.24 Compliance with Anti-Terrorism, Embargo, Sanctions, and Anti-Money Laundering Laws.

(a) Compliance with Laws. The Grantor and Guarantor is in compliance with: (i) the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act, 12 U.S.C. § 95 (a) et seq. (“OFAC”); (ii) the International Emergency Economic Powers Act, 50 U.S.C. § 1701, et seq., as the same apply to it or its activities; and (iii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time (“Patriot Act”) and all rules and regulations promulgated under the Patriot Act applicable to any of them. Grantor agrees to confirm the representations and warranties made in this Section in writing to Grantee or any designee of Grantee from time to time, upon request. In furtherance thereof:

(i) no such Person is now, nor has ever been, under investigation by any governmental authority for, nor has been charged with or convicted of a crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder;

17

(ii) no such Person has ever been assessed a civil penalty under any anti-money laundering laws or predicate offenses thereunder;

(iii) no such Person has had any of its funds seized, frozen, or forfeited in any action relating to any anti-money laundering laws or predicate offenses thereunder;

(iv) each such Person has taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating, or otherwise furthering, intentionally or unintentionally, the transfer, deposit, or withdrawal of criminally derived property, or of money or monetary instruments which are (or which such party has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and

(v) each such Person has taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the full extent such a party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

(b) No Dealings with Embargoed Persons. No assets of Grantor constitute property of, or are beneficially owned, directly or indirectly, by any Person subject to trade restrictions under U.S. law (individually or collectively, an “Embargoed Person”) including but not limited to: (i) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq.; (ii) The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.; and (iii) any Executive Orders or regulations promulgated thereunder. No Embargoed Person has any interest of any nature whatsoever in the Grantor; and none of the funds of Grantor have been derived from any unlawful activity such that neither an investment in the Grantor (whether directly or indirectly) nor the execution, delivery, and performance of this Security Deed or any of the Loan Documents and transactions contemplated hereby or thereby is in violation of law.

18

(c) No Dealings with Prohibited Persons. The Grantor is, nor to the best of Grantor’s knowledge, information, and belief, after having made reasonable inquiry, neither (i) any Person, other than Grantor, owning any interest or (ii) any commercial tenant at the Property is a Prohibited Person. As used in the Loan Documents, the term “Prohibited Person” shall mean any Person:

(i) listed in the Annex to, or otherwise subject to the provisions of, that certain Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (“Executive Order”);

(ii) named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov.ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or that is named on any other Governmental Authority list;

(iii) acting, directly or indirectly, in contravention of any anti-money laundering law, with terrorist organizations or narcotics traffickers, including those Persons that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, all as may be amended or superseded from time to time; or

(iv) that is owned or controlled by, or acting for or on behalf of, any Person described in clause (i), (ii), or (iii) above.

Section 4.25 Brokers’ and Finders’ Fees. Grantor has not engaged or used any broker, placement agent, or finder in connection with the transaction evidenced by the Loan Documents who may be owed a commission or other compensation other than those paid and shown on the official closing statement signed by Grantor and delivered as of the Effective Date (“Closing Statement”).

Section 4.26 Complete Disclosure; No Change in Facts or Circumstances. Grantor has disclosed to Grantee all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially inaccurate, incomplete, or misleading. All information provided in or supplied with the application for the Loan, or in satisfaction of the terms thereof, remains true, complete, and correct in all material respects, and no adverse change in any condition or fact has occurred that would make any information, representation, or warranty materially inaccurate, incomplete, or misleading.

Section 4.27 ERISA Compliance. Grantor is not and will not be an “employee benefit plan” as defined in § 3(3) of ERISA, subject to Title I of ERISA. None of the assets of Grantor constitute or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. § 2510.3-101. Grantor is not and will not be a “governmental plan” within the meaning of § 3(3) of ERISA.

19

Section 4.28 [DEAL SPECIFIC REPRESENTATION[S]].

Section 4.29 Survival. The representations and warranties contained in this Article IV shall survive for so long as the Loan shall remain payable or any Obligation shall remain subject to performance.

ARTICLE V

BORROWER COVENANTS AND LOAN REQUIREMENTS

Section 5.01 Property Covenants and Requirements.

(a) Obligation to Pay Taxes and Property Charges. Grantor shall promptly and fully pay all Taxes and Property Charges now or hereafter assessed or levied against the Property prior to the delinquency thereof. As used in the Loan Documents, the term “Property Charges” means all ground rents, maintenance charges, impositions (other than Taxes) and similar charges, including, without limitation, fees for the use of vaults, chutes, and adjoining areas, now or hereafter assessed or imposed against the Property, or any part thereof, together with any penalties thereon. Except to the extent funds sufficient to fully pay such charges have been deposited into the Tax Escrow Account established under Section 6.01 hereof, Grantor shall furnish to Grantee, upon request, evidence satisfactory to Grantee that all Taxes and other Property Charges have been paid and are not delinquent.

(b) Obligation to Discharge Liens. Grantor shall promptly cause to be paid and discharged (or bonded over) any Lien or charge which may be or become a Lien against the Property, including, without limitation, mechanic’s liens, materialman’s liens, judgments, and tax liens. After prior written notice to Grantee, Grantor, at its own expense, may contest the amount, validity, or application, in whole or in part, of any Taxes, Property Charges, or Liens by appropriate legal proceeding, promptly initiated and conducted expeditiously in good faith with proper due diligence, provided that:

(i) no Event of Default exists under the Loan;

(ii) such proceeding either suspends the collection of such amounts, or if not suspended, Grantor establishes an escrow with the Grantee in an amount equal to 125% of the lien;

(iii) such proceeding does not put the Property in danger of being sold for such delinquency;

(iv) such proceeding is conducted in accordance with law and is not prohibited under any other agreement or obligation to which Grantor or the Property is subject; and

(v) Grantor shall furnish to Grantee all other items and information reasonably requested by Grantee].

20

(c) Maintenance of Property. Grantor shall maintain the Property in a good and safe condition and repair.

(i) Removal, Demolition, and Material Alteration. No portion of the Property shall be removed, demolished, or materially altered[, except for normal repair or replacement in the ordinary course of business] without Grantee’s prior written consent. Grantor shall promptly repair or replace any portion of the Property which may become worn, damaged, or dilapidated.

(ii) Waste. Grantor shall not commit or suffer any waste of the Property or do or permit to be done thereon anything that may in any way impair the value of the Property, increase the risk of fire or other hazard on the Property, or invalidate or allow the cancellation of the insurance coverage required to be maintained by Grantor hereunder.

(d) Use of Property. Grantor shall not allow changes in the use of the Property without Grantee’s prior written consent. Grantor shall not initiate, join in, consent to any change in, or seek any variance under any private restrictive covenant or zoning or land use ordinance limiting or defining the uses which may be made of the Property. If use of all or any portion of the Property is or shall become a nonconforming use, Grantor will not cause or permit the nonconforming use to be discontinued or the nonconforming portion of the Property to be abandoned without Grantee’s prior written consent.

(e) Compliance With Laws; Environmental Compliance. Grantor shall promptly and fully comply with all Applicable Law now or hereafter affecting the Property, including, without limitation all Environmental Laws (as defined in the Environmental Indemnity). Grantor shall do or cause to be done all things necessary to preserve, renew, and keep in full force and effect all rights, licenses, permits, and franchises required for the operation of the Property. Grantor shall not engage in any Prohibited Activities and Conditions (as defined in the Environmental Indemnity) nor shall Borrower commit, permit, or suffer to exist any act or omission leading to forfeiture of the Property or any part thereof, or the rents and income derived therefrom. Grantor shall notify Grantee promptly of Grantor’s knowledge or receipt of any notice relating to a violation of any Applicable Law, or of the commencement of any proceedings or investigations which relate to compliance with Applicable Law. At Grantee’s request, Grantor shall provide Grantee with copies of all notices, reports, or other documents relating to any litigation or governmental investigation relating to Grantor or the Property.

(f) Compliance With Property Agreements. Grantor shall observe and perform in a timely manner each and every obligation to be observed or performed by Grantor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property or used in connection with the operation of the Property including, without limitation, the Property Agreements.

21

(g) Property Management. Grantor shall manage the Property in a first-class manner. Grantor shall not enter into any property management agreement without the prior written consent of Grantee. Grantee shall have the right to approve both the property manager and the terms of any property management agreement. Grantee’s approval may be conditioned, inter alia, upon receiving an assignment and subordination of the property management agreement on such form as approved by Grantee in its reasonable discretion. In such assignment and subordination agreement Grantor shall assign all its rights and interests in the property management agreement and the property manager shall subordinate its rights and interests, including, without limitation, its rights to any management fees. Each of Grantor and the property manager shall further acknowledge among other rights, Grantee’s right to terminate the property management agreement upon an Event of Default with or without cause.

Section 5.02 Leasing Covenants. Grantor shall observe and perform all obligations imposed upon the lessor under any Leases now existing or hereinafter entered into, and shall not do or permit to be done anything to impair the value of any of the Leases. Upon Grantee’s request, Grantor shall promptly send Grantee copies of all default notices sent or received by Grantor under any Lease (other than residential Leases). Grantor shall enforce all terms, covenants, and conditions contained in the Leases in a commercially reasonable manner and shall not collect any Rents more than one (1) month in advance (other than a security deposit). Pursuant to Article II hereof, Grantor has assigned Grantee all of its rights and interest in Leases and Rents and shall not further assign or pledge its interests in any of the Leases or Rents, except in connection with this Loan. Grantor acknowledges and agrees that Grantee’s consent shall be required in connection with all proposed new Leases and all renewals, extensions, amendments, and supplements to existing Leases.

Section 5.03 Insurance Coverages. Grantor shall obtain and maintain at its own expense during the term of the Loan such insurance coverages (including, without limitation, the policy type, minimum coverage amounts, maximum deductibles, and acceptable exclusions) as Grantor shall deem reasonably necessary considering, among other things, the location, use, and occupancy of the Property and shall comply with all terms, covenants, and obligations in Article VII with respect to any proceeds thereof in the event of a Casualty or Condemnation (as hereinafter defined). Grantee reserves the right to periodically review and modify the insurance requirements hereunder in Grantor’s sole/reasonable discretion. As of the date hereof, Grantor acknowledges it maintains and agrees it shall maintain the insurance coverages set forth in this Section 5.03, subject to Grantee’s right to amend any insurance coverages required hereunder.

(a) Property Insurance. Grantor shall maintain comprehensive property insurance under one or more insurance policies insuring against the perils of, without limitation, fire, water, burglary, theft, malicious mischief, riot, civil commotion, vandalism, and any other peril now or hereafter covered under a “causes of loss-special form” policy. Each policy shall include the endorsements required hereunder and shall comply with all covenants contained herein.

(i) Full Replacement Value Endorsement. Such policy or policies shall insure the Improvements [(exclusive of footings, foundations, underground utilities, and paving) and Personal Property in an amount equal to one hundred percent (100%) of full replacement cost, without taking into account depreciation, as reasonably determined by Grantee from time to time. Grantee may, at any time and from time to time, increase the coverage requirements under this Section to reflect increases to the full replacement cost of the Improvements and Personal Property as determined by Grantee. In making its determination, Grantee may rely on its own appraiser or engineer.

22

(ii) Boiler and Machinery Insurance. Upon request of Grantee, Grantor shall maintain comprehensive boiler and machinery insurance and systems breakdown coverage (without exclusion for explosion), insuring, without limitation, all boilers, turbines, engines, or other pressure vessels, and machinery and equipment (including, without limitation, heating, ventilation, and air-conditioning equipment, refrigeration equipment, sprinkler systems, electrical systems, pipes, conduits, and similar machinery and components) located in or servicing the Property. The coverage under such boiler and machinery insurance shall be in such amount per accident equal to one hundred percent (100%) of full replacement cost (as reasonably determined and adjusted from time to time by Grantee). Such insurance shall also provide coverage against business interruption and loss of income or use arising from the Casualty. The policy shall name Grantee and TK Management Services, LLC, as insureds under a standard joint loss clause and shall provide that all proceeds be paid to TK Management Services, LLC first and then to Grantee.

(iii) Business Interruption or Loss of Rental Income Insurance. Grantor shall maintain business interruption insurance, with loss payable to Grantee TK Management Services, Inc., insuring against lost Rents resulting from any insured peril. Coverage shall be on an “as loss sustained” basis in an amount equal to one hundred percent (100%) of the Income (as herein defined) for the Property for a period of not less than 12 months from the date of casualty, with a 12 month extended period of indemnity. The amount of coverage as of the Effective Date shall be determined by Grantee and TK Management Services, Inc. and adjusted at least once each year based on a reasonable estimate of projected gross Rent for the next ensuing 12-month period. Grantee may hold and apply all proceeds paid under such policy as permitted under the Loan Documents. No proceeds paid to Grantee shall be deemed to relieve Grantor of any obligations under the Loan Documents. For purposes of this coverage, “income” means the sum of the total, then ascertainable Rents payable under the Leases; and the total ascertainable amount of all other payments to be received by Grantor from third parties which are the legal obligation of the Property’s tenants, occupants, and licensees, reduced to the extent such amounts would not be received because of operating expenses not incurred during the period that any portion of the Property cannot be occupied as a result of the Casualty.

23

(b) Commercial General Liability Insurance. Grantor shall maintain commercial general liability insurance coverage with “products and completed operations coverage,” insuring against bodily injury, death, and property damage, including all legal liability to the extent insurable and all court costs, legal fees, and expenses arising out of, or connected with, the possession, use, leasing, operation, maintenance, or condition of the Property in such amounts as may be required by Grantee from time to time, but in no event less than Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) in the annual aggregate. The liability coverage must provide for claims to be made on an occurrence basis. The policy must name Grantee and TK Management Services, Inc. as additional insureds. The insurance coverage required hereby may be satisfied by a layering of commercial general liability, umbrella liability, and excess liability policies, but in no event shall the commercial general liability policy be written for an amount less than Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate for bodily injury and property damage liability.

(c) Additional Insurance Coverage Requirements. Without limiting the foregoing, Grantee shall maintain the following additional insurance coverages, if applicable, in such amounts and with such deductibles as determined by Grantee and TK Management Services, Inc. in its reasonable discretion, including, without limitation:

(i) Ordinance or Law Coverage if any part of the Improvements is or shall later become a legal non-conforming use under Applicable Law and such insurance shall also include endorsements for “Loss to Undamaged Portion of the Building,” “Demolition Cost,” “Increased Cost of Construction,” and “Post-Loss Ordinance or Law Option,” all in such coverage amounts as Grantee shall determine in its reasonable discretion.

(ii) Flood Insurance if the Property is ever designated in a flood zone. Such coverage shall be satisfactory to Grantee its reasonable discretion.

(iii) Workers’ compensation insurance for all employees employed at the Property which, if applicable, can be purchased on an “if any” basis. All coverage and coverage limits shall be in compliance with the laws of the State of Georgia.

(iv) Motor vehicles liability insurance for all owned and non-owned automobile liability on an “if any” basis insuring against liability occurring on or about the Property or arising from the use of the Property.

(v) Builder’s risk insurance during any period of construction, renovation, or alteration of the Improvements.

(vi) “Dram Shop” or similar coverage if alcoholic beverages are sold on the Property.

(vii) Fidelity bond coverage for any employees or agents authorized to collect or handle Rents or other income of the Property.

(viii) Any other insurance Grantee deems necessary to cover any other insurable hazards with respect to the Property whether now known or later discovered, and any replacements, substitutions, or additions to any of the coverages required hereunder.

24

(d) Policy Prohibitions. No policy shall:

(i) exclude coverage for windstorm damage and, if such coverage is limited after a storm is named, such policies shall contain a “Named Storm Endorsement”;

(ii) permit Grantor or Grantee from becoming a co-insurer within the terms of the applicable policy; or

(iii) except as otherwise expressly provided herein, have a deductible exceeding Fifty Thousand Dollars ($50,000).

(e) Qualified Insurers. All insurance shall be issued under valid and enforceable policies issued by one or more domestic insurers authorized to issue insurance in Georgia [and acceptable to Grantee in its reasonable discretion. Grantee’s approval of the insurer or the insurance coverage is not a representation or warranty concerning the sufficiency of any coverage.

(f) Policy Requirements. All policies shall be for a term of not less than one (1) year and, unless indicated to the contrary herein, shall insure and name Grantee as beneficiary under a so-called “standard mortgagee clause.” Each policy shall provide coverage that: (i) prohibits cancellation or termination before the policy’s expiration date; (ii) permits recovery by Grantee notwithstanding any defense to claims that may be available to the insurer due to the acts or omissions of Grantor; (iii) permits proceeds to be directly payable to Grantee; (iv) entitles Grantee to at least ten (10) days prior written notice of cancellation for nonpayment of premiums and at least thirty (30) days prior written notice of non-renewal or modification; and (v) contains a waiver of subrogation endorsement as to Grantee. If the required insurance coverage is provided under a blanket policy covering the Property and other properties or assets not secured by this Loan, such blanket policy must specify the portion of total coverage that is allocated to the Property and any sublimit in such blanket policy which is applicable to the policy. A blanket policy shall comply in all other respects with the requirements of this Section.

(g) Evidence of Insurance. Grantor shall deliver to Grantee evidence of the insurance coverages required under this Section, together with proof of payment for the first years’ premiums, on or before the Effective Date and thereafter, not less than Thirty (30) days before the expiration date of each policy. All evidence of insurance coverage shall be in form and substance satisfactory to Grantee in its sole discretion. All evidence of insurance shall accurately reflect the coverages available under each such policy and shall satisfy all requirements hereunder. Grantee shall have the right at any time and from time to time to require further assurances from the insurer or its agent regarding the effectiveness of any policy and the coverages provided therein.

25

(h) Grantee’s Right to Obtain Insurance. If Grantor fails to obtain or maintain the insurance coverages required hereunder or shall fail to provide Grantee satisfactory evidence of all required insurance coverages, and if Grantor fails to cure such deficiency within Five (5) of days after notice by Grantee of such deficiency, an Event of Default shall be deemed to have occurred upon which no further notice or right of cure shall be available to Grantor. Upon such Event of Default, Grantee shall have the right to obtain all required insurance not provided by Grantor. All amounts advanced by Grantee to procure such insurance shall be added to the principal amount secured by this Security Deed and bear interest at the Default Rate. As used herein and in the Loan Documents, the “Default Rate” shall have the meaning given to such term under the Note. Grantee shall have no liability for the performance of any insurer selected or approved by Grantee.

(i) Post-Closing Obligations: Insurance. Grantor shall secure the required insurance policies set forth in this Section 5.03, within a reasonable time after closing, not to exceed three (3) months.

Section 5.04 Existence, Financial and Reporting Covenants.

(a) Continued Existence and Good Standing. Grantor shall maintain its existence in accordance with Article III of this Security Deed and shall remain in good standing in Georgia and shall not dissolve or any Guarantor to dissolve.

(b) Payment of Debt and Performance of Obligations. Grantor shall fully and punctually pay all amounts and perform all Obligations when and as required by the Loan Documents. Grantor may not prepay the Loan except in strict accordance with the Note. As used in the Loan Documents, the term “Business Day” or “business day” means any day other than a Saturday, a Sunday, or days when federal banks located in the State of Georgia are closed for a legal holiday or by government directive. [liquidity]:

(c) Books and Records. Grantor shall keep adequate books and records of account with respect to its financial condition and the financial condition and operation of the Property, in accordance with GAAP or such other method acceptable to Grantee, which method must be consistently applied.

(d) Financial Reporting of the Property. Upon request, within the time periods proscribed by this Section 5.04(d), Grantor shall furnish all financial statements and information reasonably requested by Grantee, each prepared in such detail as required by Grantee and each certified by a Responsible Officer to be true, complete, and correct. As used in the Loan Documents, the term “Responsible Officer” means, as to any Person, an individual who is a managing member, general partner, chief executive officer, president, or vice president of such Person, or, with respect to financial matters, the chief financial officer or treasurer of such Person, or other officer authorized by such Person to deliver documents and information with respect to the financial matters under this Loan.

(e) Financial Statements and Other Information on Guarantor. Upon request, Grantor shall cause and each Guarantor to provide to Grantee as soon as available, but in any event within Forty-Five (45) days after the close of such entity’s fiscal year, such parties’ personal financial statements in form satisfactory to Grantee, certified by an independent auditor to be accurate and complete. Upon request, Grantor and each Guarantor to provide such additional financial information, including without limitation, copies of state and federal tax returns within Thirty (30) days of Grantee’s request.

26

(f) Additional Information. Promptly, upon request, Grantor shall provide such other information relating to the Grantor, the Property, or any other Person or matter, including without limitation, the Leases, as Grantee may reasonably request from time to time.

(g) Grantee’s Rights of Examination and Audit. Grantee and its agents shall have the right, upon prior written notice to Grantor, to examine the books, records, statements, and files evidencing the financial condition of Grantor and the Property and to make copies and abstracts from such materials, except, however, no advance notice shall be required if a default or Event of Default is then existing under the Loan. Grantee shall also have the right not more than once annually in the absence of an Event of Default to conduct an independent audit of the Grantor’s books, records, statements, and files. If Grantee’s audit discloses an error of more than Ten Percent (10%) percent or if the Loan is then in default, Grantor shall pay all costs of Grantee’s audit. Any unpaid amounts due hereunder shall be added to principal and shall bear interest at the Default Rate until paid in full. The payment of all amounts due hereunder shall be secured by this Security Deed and all collateral secured hereunder.

Section 5.05 Covenants of Continued Cooperation.

(a) Obligation to Maintain Existence. Grantor will continue to engage in the businesses presently conducted to the extent the same are necessary for the ownership, maintenance, management, and operation of the Property. Grantor will qualify to do business and will remain in good standing under the laws of Georgia and each other jurisdiction as and to the extent the same are required for the ownership, maintenance, management, and operation of the Property. Grantor shall continuously maintain its existence and its rights, licenses, permits and franchises to do business in Georgia and shall not dissolve or permit its dissolution. Grantor shall not change its name, form of legal entity, or its location as a registered organization within the meaning of the UCC.

(b) ERISA Compliance. Grantor shall not engage in any transaction which would cause the representation in Section 4.27 of this Security Deed to become untrue or inaccurate. Throughout the term of the Loan, Grantor agrees to deliver to Grantee such certifications or other evidence as requested by Grantor in its sole discretion to confirm compliance with Grantor’s obligations under this Section or to confirm that Grantor’s representations and warranties regarding ERISA remain true.

(c) Compliance with Anti-Terrorism, Embargo, Sanctions, and Anti-Money Laundering Laws. Throughout the term of the Loan, including after giving effect to any Transfers (as defined herein), Grantor shall comply with all Applicable Law and shall not, at any time during the term of the Loan, take any action, or permit any action to be taken, that would cause Grantor’s representations and warranties in Section 4.24 of this Security Deed to become untrue or inaccurate. Grantor shall provide to Grantee copies of all notices, reports, and other communications exchanged with, or received from, governmental authorities relating to all investigations and shall pay the cost of all expenses for complying with Applicable Law in connection with the representations and warranties made in Section 4.24.

27

(d) Replacement Documents. Upon receipt of an affidavit from an officer of Grantee affirming the loss, theft, destruction, or mutilation of the Note or any other Loan Document not of public record, Grantor shall execute and deliver a replacement original of the lost, stolen, destroyed, or mutilated document within Ten (10) business days of Grantee’s request. In the case of a mutilated document, Grantee shall, at the request of Grantor, exchange with Grantor the original mutilated document for its replacement.

(e) Loan Estoppels. Grantor shall deliver to Grantee or Grantee’s designee within Thirty (30) days of Grantee’s written request but no more than 4 times annually, a statement certified by a Responsible Officer of Grantor, acknowledging any facts or circumstances pertinent to the Loan, the Grantor, the Property, or the Loan Documents as requested by Grantee, including, without limitation, the unpaid principal amount of the Loan; the Applicable Interest Rate as defined in and charged under the Note; the date monthly debt service payments under the Note are due; the maturity date of the Loan; and the date that the last payment of interest and, if applicable, principal was paid under the Note.

(f) Tenant Estoppels. Grantor shall deliver to Grantee within Ten (10) business days following Grantee’s written request, a duly executed estoppel certificate from any non-residential tenant identified by Grantee. All tenant estoppels shall satisfy the requirements for delivery of estoppels under the applicable tenant’s Lease in form and substance satisfactory to Grantee.

(g) Payment of Costs. Except to the extent expressly prohibited by law, Grantor shall pay all taxes and fees, including transfer taxes, filing, registration, and recording fees, and all expenses incident to the preparation, execution, acknowledgment, negotiation, review, and release of the Note, this Security Deed, and other Loan Documents, together with all replacements, modifications, extensions, consolidations, or restatements of the same.

(h) Grantee’s Right of Entry Inspection. Grantee and its agents may enter the Property upon prior notice to Grantor (notice to be given unless an Event of Default or an emergency exists, as determined by Grantee in good faith) to inspect the Property and Grantor’s books and records relating to the Property.

(i) Further Acts and Assurances. Grantor, at Grantor’s expense, agrees to take such further actions and execute such further documents as Grantee may reasonably request to carry out the intent of the Loan Documents or to establish and protect the rights and remedies created or intended to be created in favor of Grantee under the Loan Documents or to protect the value of the Property and Grantee’s security interests or liens therein.

28

ARTICLE VI

LOAN ESCROWS

Section 6.01 Tax and Insurance Escrows.

(a) Tax Escrow Account. Not Applicable.

(b) Insurance Escrow Account. Not Applicable.

Section 6.02 Maintenance of Accounts: Not Applicable.

ARTICLE VII

CASUALTY AND CONDEMNATION

If the Property, or any portion thereof, shall be damaged or destroyed by Casualty or become subject to any Condemnation, the terms, covenants, and conditions of this Article VII shall apply. As used in the Loan Documents, the term “Casualty” means the occurrence of damage or destruction to the Property, or any part thereof, by fire, flood, vandalism, windstorm, hurricane, earthquake, acts of terrorism, or any other peril; and the term “Condemnation” means the taking by any Governmental Authority of the Property or any part thereof through eminent domain or otherwise, including, without limitation, any transfer made in lieu of or in anticipation of the exercise or threatened exercise of such taking.

Section 7.01 Provisions Applicable to Casualty and Condemnation.

(a) Obligation to Notify Grantee. Grantor shall promptly notify Grantee and TK Management Services, Inc., in writing, of any actual or threatened Condemnation or of any Casualty that damages or renders the Property or any part thereof unusable.

(b) Grantee Consent Required. Grantor shall not make any agreement in lieu of Condemnation or accept any insurance proceeds with respect to a Casualty without Grantee’s prior written consent. Grantor shall provide Grantee with copies of all notices or filings made or received by Grantor in connection with any Casualty or Condemnation or with respect to collection of any insurance proceeds or Condemnation award, as applicable.

(c) Payment and Trust Provisions. Grantor hereby grants Grantee the authority, at Grantee’s option either to settle and adjust any claim arising with respect to the Casualty or Condemnation without Grantor’s consent, or to allow Grantor to settle and adjust such claim; provided that, in either case, the insurance proceeds or Condemnation award, as applicable, is paid directly to Grantee. If any portion of the insurance proceeds or Condemnation award, as applicable, shall be paid to Grantor, Grantor shall hold such amounts in trust for the benefit of Grantee and shall promptly remit such amounts to Grantee immediately upon request.

(d) Continuing Loan Obligations. Notwithstanding that a Casualty or Condemnation has occurred, or that rights to a Condemnation award or insurance proceeds are pending, no Casualty or Condemnation shall be deemed to excuse any payment obligations of Grantor hereunder and Grantor shall continue to pay the Debt and other payment obligations under the Loan Documents in strict accordance with the terms of the Note and other Loan Documents.

29

(e) Payment of Grantee’s Expenses. All expenses incurred by Grantee in the settlement and collection of amounts paid with respect to a Casualty or Condemnation (including, without limitation, reasonable legal fees and expenses) and with respect to the administering the repair and restoration as provided in Section 7.01(f) shall be deducted from such amounts and reimbursed to Grantee prior to any application as provided hereunder. As used in the Loan Documents, the term “Restoration Proceeds” means any insurance proceeds or Condemnation awards paid or payable on account of a Casualty or Condemnation, as applicable (including, without limitation, any business interruption insurance proceeds) less Grantee’s reimbursable expenses as provided in this Section 7.01(e).

(f) Grantor Obligation to Repair and Restore. If Grantee makes Restoration Proceeds available to Grantor, Grantor shall diligently repair and restore the Property to at least equal value and substantially the same character as existed immediately prior to such Casualty or Condemnation. All plans and specification for the repair and restoration and all contractors, subcontractors, and materialmen to be engaged in the repair and restoration, as well as the contracts under which they have been engaged, shall be subject to Grantee’s prior review and written approval. Grantee may engage, at Grantor’s expense, an independent engineer or inspector to assist Grantee in its review of any requests and to inspect the Property while work is in progress and at completion, which amounts can be deducted from insurance proceeds and condemnation awards as provided in Section 7.01(e).

Section 7.02 Casualty.

(a) Release of Restoration Proceeds for Casualty. If the Property shall be damaged or destroyed, in whole or in part, by any Casualty, then provided that insurance proceeds shall be received by Grantee as provided in Section 7.01(c) and provided further that all conditions precedent set out in Section 7.02(b) shall be satisfied in Grantee’s judgment, then, such proceeds shall be held by Grantee in a trust fund used to fund the Property’s repair and restoration. In such event, Grantee shall disburse Restoration Proceeds for the repair and reconstruction of the Property on an “as work progresses” basis in accordance with customary construction lending requisition criteria and retainages. In no event shall the Loan be reduced, except to the extent and by the amount of which Restoration Proceeds are applied to the Debt as provided herein. Provided no Event of Default shall have occurred, said trust fund shall be interest-bearing and interest, if any, shall be paid or credited to Grantor.

(b) Conditions Precedent to Release of Restoration Proceeds for Casualty. The following conditions precedent shall apply to any release of Restoration Proceeds in connection with any Casualty:

(i) No Event of Default shall have occurred and be continuing under the Loan.

30

(ii) The Casualty shall not have occurred within Six (6) months of the Maturity Date. As used in this Security Deed, “Maturity Date” shall have the meaning ascribed to such term in the Note.

(iii) Restoration Proceeds in respect of the Casualty are sufficient to restore the Property to substantially the same condition that existed prior to the Casualty.

(iv) In Grantee’s sole determination, restoration can be completed no later than the earliest of:

(A) Six (6) months from the date the Casualty occurred or the expiration of Grantor’s business interruption insurance, whichever is earlier;

(B) the earliest date by which completion is required under any Lease; or

(C) the earliest date by which completion is required under Applicable Law to preserve the right to rebuild the Improvements as they existed prior to the Casualty.

(c) Application of Restoration Proceeds for Casualty to the Debt. If at any time any condition precedent of Section 7.02(b) is not met, then Grantee may apply Restoration Proceeds to the Debt. No Prepayment Premium shall be applicable to any such application. As used in this Security Deed and other Loan Documents, the term “Prepayment Premium” shall have the meaning set out in the Note.

(d) Payment of Surplus Restoration Proceeds for Casualty. Provided no Event of Default shall be then existing, any excess Restoration Proceeds in respect of a Casualty after completion of all repairs and restoration shall[, at Grantee’s option, either] be released to Grantor or shall continue to be held pursuant hereto to pay any shortfall to Property operating expenses.

Section 7.03 Condemnation.

(a) Application of Restoration Proceeds for Condemnation. In the event of a Condemnation other than a Partial Condemnation, Grantee shall apply the Restoration Proceeds pursuant to Section 7.03(d) of this Security Deed. The term “Partial Condemnation” means a taking by Condemnation affecting less than Ten (10) percent ([NUMBER]%) of the Land and no portion of the Improvements and, as to the Land taken, such Land lies only along the perimeter of the Property.

31

(b) Release of Restoration Proceeds for Partial Condemnation. In the event of a Partial Condemnation and provided that the condemnation award shall be received by Grantee pursuant to Section 7.01(c) and all conditions precedent set out in Section 7.03(c) are satisfied in Grantee’s judgment, then, such proceeds shall be held by Grantee in a trust fund used to fund the Property’s repair and restoration. Grantee shall disburse Restoration Proceeds for the repair and reconstruction of the Property that is subject to Partial Condemnation on an “as work progresses” basis in accordance with customary construction lending requisition criteria and retainages. In no event shall the Security Deed lien be reduced, except to the extent and by the amount of which Restoration Proceeds are applied to the Debt as provided herein. Provided no Event of Default shall have occurred, said trust fund shall be interest-bearing and interest, if any, shall be paid or credited to Grantor.

(c) Conditions Precedent to Release of Restoration Proceeds for Partial Condemnation. The following conditions precedent shall apply to any release of Restoration Proceeds in connection with any Partial Condemnation:

(i) No Event of Default shall have occurred and be continuing under the Loan.

(ii) The Partial Condemnation shall not have occurred within Six (6) months of the Maturity Date.

(iii) Restoration Proceeds in respect of the Partial Condemnation are sufficient to restore the Property to substantially the same condition that existed prior to the Partial Condemnation.

(iv) In Grantee’s sole determination, restoration can be completed no later than the earlier of:

(A) Six (6)) months from the date the Partial Condemnation occurred; or

(B) the earliest date by which completion is required under Applicable Law to preserve the right to rebuild the Improvements as they existed prior to the Partial Condemnation.

(d) Application of Restoration Proceeds for Condemnation. In the event of a Condemnation other than a Partial Condemnation, or if at any time any condition precedent of Section 7.03(c) is not satisfied, then Grantee may apply Restoration Proceeds to the Debt. No Prepayment Premium shall be applicable to any such application. Any excess Condemnation award remaining in the trust fund after the completion of all repairs and restoration undertaken pursuant to Section 7.03(b) shall be applied to the Debt.

32

ARTICLE VIII

NO TRANSFERS; DUE ON SALE

Section 8.01 Prohibition Against Transfers. Grantor shall not permit any Transfer or cause any Transfer to occur other than a Permitted Transfer, as defined in Section 8.03 of this Security Deed. Any Transfer made in violation hereof shall be an Event of Default. As used herein and in the other Loan Documents, the term “Transfer” means any action by which either: (a) the legal or beneficial ownership of the Equity Interests in Borrower or in the Guarantor; or (b) the legal or equitable title to the Property, or any part thereof; or (c) the cash generated by the Property or any portion thereof, is sold, assigned, transferred, hypothecated, pledged, or otherwise encumbered or disposed of, whether undertaken directly or indirectly, or occurring by operation of law or otherwise. By way of illustration and not limitation, the term Transfer includes the sale, conveyance, assignment, or the grant of an option, security deed, deed of trust, pledge, or security interest in, or any other transfer in whole or in part of, the Property, as security or otherwise; the grant of an easement affecting the Property or any other agreement granting rights in or restricting the use or development of the Property, including, without limitation, air, water, and mineral rights; an installment sale wherein Borrower agrees to sell the Property for a price to be paid in installments; or an agreement by Borrower to lease all or a substantial part of the Property for a use other than actual occupancy by a space tenant thereunder.

Section 8.02 Due on Sale. Upon any Transfer other than a Permitted Transfer, the Loan shall be immediately due and payable in full, together with all amounts due under the Loan Documents[, including, without limitation, the Prepayment Premium].

Section 8.03 Permitted Transfers. Grantee shall have the right in its sole discretion to approve, conditionally approve, or disapprove any Transfer, including a Permitted Transfer, proposed by Grantor. As used in the Loan Documents, the term “Permitted Transfer” means:

(a) Transfers of Equity Interests which, in the aggregate over the term of the Loan:

(i) do not exceed forty-nine percent (49%) of the total interests in Grantor or in Guarantor, as applicable, or result in any Person holding an Equity Interest in Grantor, as applicable, which exceeds forty-nine percent (49%) of the total Equity Interests in Grantor, as applicable; and

(ii) do not result in a change of Control. As used in the Loan Documents, the term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership, voting rights, beneficial interest, by contract, or by any other means and shall be construed to apply equally to variations of the defined term, including, without limitation terms such as “controlled,” “controlling,” or “controlled by.”

(b) Transfers with respect to any Person whose stocks or certificates are traded on a nationally recognized stock exchange.

(c) Transfers which have been approved by Grantee in accordance with Section 8.04 of this Security Deed.

33

(d) Permitted Encumbrances.

(e) Transfers of worn out or obsolete furnishings, fixtures, or equipment that are promptly replaced with property of equivalent value and functionality.

(f) New or renewal Leases approved by Grantee or those permitted without prior approval in accordance with this Security Deed.

Section 8.04 Conditional One-Time Transfer Right. Notwithstanding the prohibition against Transfers in Section 8.01, Grantee agrees not to unreasonably withhold its consent to a one-time Transfer or sale (excluding a pledge, security dee, assignment, encumbrance, or other transfer as security for an obligation) of the Property and Grantor’s obligations under the Loan Documents during the term of the Loan, provided Grantor satisfies all of the following conditions:

(a) No Event of Default. No Event of Default, or event which with the giving of notice or passage of time, or both, could become an Event of Default shall have occurred and be continuing.

(b) Full Disclosure. Grantor shall have supplied all information requested by Grantee in its sole discretion to evaluate the proposed Transfer.

(c) Approval of Proposed Transferee. Grantee shall have approved the proposed transferee, including, without limitation, its ownership structure, financial condition, and management experience for comparable properties, which approval shall be in Grantee’s sole discretion.

(d) Approval of Proposed Substitute Guarantor. Grantee shall have approved each proposed substitute Guarantor, including, without limitation, its financial condition and creditworthiness, which approval shall be in Grantee’s sole discretion.

(e) Execution and Delivery of Transfer Documents. Each of Grantor, Guarantor, the proposed transferee, and each proposed substitute Guarantor shall have executed and delivered such documents and instruments effectuating the proposed Transfer and the assumption of the Loan and all obligations thereunder as may be required or requested by Grantee. Such documents and instruments may modify the terms of the Loan as Grantee deems necessary, including without limitation, amounts held in reserve, the scope of the guaranties and indemnities, or such other modifications as may be required by Grantee in its sole discretion.

(f) Legal Opinions. Grantor shall have delivered such legal opinions as may be requested by Grantee, including, without limitation, substantive nonconsolidation opinions and tax opinions, if applicable, which shall be acceptable to Lender in its sole discretion.

(g) Payment of Transfer Fee. Grantor shall have paid a transfer fee equal to Three (3) percent of the outstanding principal balance of the Loan prior to the effective date of such Transfer.

34

(h) Payment of Fees and Expenses. Grantee shall have received payment for all fees, costs, and expenses it incurs in connection with any proposed Transfer pursuant to this Section 8.04. Grantor shall pay such amounts without regard to whether the proposed Transfer is approved or disapproved. In addition to all other rights and remedies of Grantee hereunder, any unpaid amounts due pursuant to this Section 8.04 shall be secured by this Security Deed, added to principal, and bear interest at the Default Rate until paid in full.

ARTICLE IX

EVENTS OF DEFAULT; REMEDIES

Section 9.01 Events of Default. The occurrence of any one or more of the following events shall, at Grantee’s option, constitute an “Event of Default” under this Security Deed and the Loan:

(a) Payment Default. If Grantor shall fail to pay on the date such payment is due, subject to any applicable notice and cure period, any payment required to be made by Grantor under this Security Deed, the Note, or any other Loan Document.

(b) Maturity Default. If unpaid principal, accrued but unpaid interest, and all other amounts outstanding under the Loan are not paid in full on or before the Maturity Date, time being of the essence.

(c) Cross-Default. If an “Event of Default” (as that term is defined in the applicable Loan Document) occurs under any the MIPA or any other Loan or other transaction Document.

(d) False Representation or Warranty. If any representation or warranty made by Grantor, or any Guarantor in any Loan Document, or in any certificate, report, financial statement, or other instrument or document furnished to Grantee in connection with the Loan or in any request hereafter made for Grantee’s consent shall be false or misleading in any material respect.

(e) Insolvency, Bankruptcy, and Debtor Relief.

(i) Admission of Insolvency. If Grantor or any Guarantor shall admit in writing [other than to Grantee] of its inability to pay its debts as they become due or make an assignment for the benefit of creditors; or generally not pay its debts as they become due.

(ii) Voluntary Bankruptcy and Debtor Relief. If Grantor, or any Guarantor shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts; or seeking appointment of a receiver, trustee, custodian, conservators, or other similar official for it or for all or any substantial part of its assets.

35

(iii) Involuntary Bankruptcy. If there shall be commenced against Grantor, or any Guarantor any case, proceeding, or other action of a nature referred to in subsection (f)(ii) above by any party other than Grantee which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged, or unbonded for a period of Three (3) months.

(f) Attachment or Distraint. If there shall be commenced against Grantor, or any Guarantor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or a substantial part of the Property which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within Ten (10) days days from the entry thereof.

(g) Judgments and Liens. If any judgment for monetary damages is entered against Grantor, or any Guarantor or if any Lien other than a Permitted Encumbrance is filed against the Property which, in Grantee’s reasonable judgment, has a Material Adverse Effect or is not covered to Grantee’s satisfaction by collectible insurance proceeds. As used in the Loan Documents, the term “Material Adverse Effect” means, with respect to any circumstance, act, condition, or event of whatever nature, including determinations made in any litigation, arbitration, or governmental investigation or proceeding, whether singly or in conjunction with any other event, act, condition, circumstances, whether or not related, which in Grantee’s reasonable judgment causes a material change or adverse effect upon: (i) the business, operations, prospects, or financial condition of Grantor or Guarantor; (ii) the ability of either Grantor or Guarantor to perform its Obligations under any Loan Document to which it is a party; (iii) the use, value, or condition of the Property; (iv) the compliance of the Property with any Applicable Law; or (v) the validity, priority, or enforceability of any Loan Document or the liens, rights, or remedies of Grantee thereunder, including, without limitation, recourse against the Property; or (vi) the occupancy rate of the Property.

(h) Transfer Violation. If a Transfer shall occur in violation of Article VIII of this Security Deed or in violation of any terms and conditions contained in Grantee’s consent to a Transfer.

(i) Insurance Default. If Grantor fails to obtain, pay for (but only to the extent sufficient funds are unavailable in the Insurance Escrow Account), or timely deliver evidence of the insurance coverages required under the Loan within the time period prescribed by this Security Deed.

(j) Violating Formation and Existence Requirements. If Grantor or any Guarantor shall dissolve or fail to remain in good standing and authorized to do business in Georgia or breaches any covenants contained in Article III of this Security Deed, as applicable.

36

(k) Prohibited Action in Respect of Leases. If Grantor breaches any covenant contained in Section 5.02 of this Security Deed.

(l) Prohibited Prepayment Default. If Grantor prepays the Loan in violation of the Note or, if prepayment is permitted, fails to pay any applicable Prepayment Premium when required.

(m) [Reserved]

(n) Other Defaults. Except to the extent otherwise specifically set forth in this Security Deed or other Loan Document, if any other default shall occur which is not cured:

(i) in the case of any default which can be cured by the payment of a sum of money, pursuant to the Note; or

(ii) in the case of any other default, within the time periods set forth in the Note.

Section 9.02 Grantee’s Remedies. Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights, remedies, and powers of Grantee at law or in equity, all of which Grantee hereby reserves, Grantee may take any action described in this Section to the fullest extent permitted by law. Any and all actions taken hereunder may be pursued by Grantee in its own name or in the name of Grantee’s nominee, without notice or demand of any kind, except as otherwise expressly required in the Loan Documents or by law. Grantee may exercise all rights, remedies, and powers at such time and in such manner as Grantee determines in its sole discretion, including, without limitation, exercising one or more remedies concurrently, without impairing or adversely affecting any other rights, remedies, and powers granted or reserved hereunder.

(a) Entry and Possession. Grantee shall have the right to enter upon and take possession of the Property, and dispossess and exclude Grantor, its agents, and servants by summary proceedings or otherwise. In furtherance hereof, Grantee shall have all rights granted at law or in equity to mortgagee-in-possession, including, without limitation, taking possession of all books, records, and accounts relating to the Property; using, operating, managing, and controlling the Property and every part thereof; and entering into, enforcing, and modifying Leases and Property Agreements.

(b) Protective Advances. Grantee shall have the right to make any payments or incur any expenses that Grantee shall deem necessary or advisable to protect or preserve the Property and Grantee’s Lien and security interests therein. In furtherance of this right, Grantor hereby authorizes Grantee to make such payments and to incur such expenses in Grantee’s reasonable discretion to protect the Property and Grantee’s security interests therein. All amounts paid by Grantee hereunder shall be secured by this Security Deed and added to the Debt with interest thereon at the Default Rate from the date of payment until repayment in full. Grantee shall be subrogated to the rights of Grantor, if any, under any contract or agreement paid, or any debt or Lien discharged, by a protective advance made by Grantee.

37

(c) Acceleration. Grantee may declare the entire Debt immediately due, payable, and collectible, regardless of maturity, and, upon such event, the entire Debt shall become immediately due, payable, and collectible; and thereupon Grantee may exercise all rights and remedies granted hereunder or at law, with or without notice to Grantor, including, without limitation, instituting any proceedings to foreclose this Security Deed, by judicial action or by any other action permitted hereunder or by Applicable Law. If acceleration shall occur prior to the Open Date, an amount equal to the Prepayment Premium shall be added to the balance of the Debt. As used herein or in the Loan Documents, the terms “Open Date” shall have the meaning ascribed to such term in the Note.

(d) Foreclosure. Grantee may, with or without taking possession of the Property, institute a foreclosure proceeding in accordance with Georgia law or any Applicable Law in effect on the date foreclosure is commenced, or take any other action as may be allowed, at law or in equity, for the complete or partial foreclosure of this Security Deed to the full extent permitted by law. In the case of a judicial proceeding, Grantee may proceed to final judgment and execution for the amount owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees, and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. Grantee may bid at any foreclosure sale and may purchase the Property in such proceedings. If Grantee shall be the winning bidder at a foreclosure sale, then, in lieu of paying cash, Grantee may satisfy all or a portion of the purchase bid by taking a credit against the bid amount for any outstanding Debt then due Grantee, including, without limitation, the costs and expenses of enforcing the Obligations, up to the aggregate outstanding Debt then due.

(e) Power of Sale. Grantee may sell and dispose of the Property at public auction, at the usual place for conducting sales at the courthouse in the county where the Property or any part thereof may be located, to the highest bidder for cash, first advertising the time, terms, and place of such sale by publishing a notice thereof once a week for four consecutive weeks immediately preceding the date of sale (without regard to the actual number of days) in a newspaper in which sheriff’s advertisements are published in said county, all other notice being hereby waived by Grantor to the fullest extent permitted by applicable law; and Grantee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Property in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and Grantor hereby constitutes and appoints Grantee or its assigns agent and attorney-in-fact to make such recitals, sale, and conveyance, and all the acts of such attorney-in-fact are hereby ratified, and Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that the conveyance to be made by Grantee, or its assigns (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtesy, and all other exemptions of Grantor, or its successors in interest, in and to said Property; the power and agency hereby granted are coupled with an interest and are irrevocable by bankruptcy, insolvency, incompetency, death, dissolution, or otherwise, and are in addition to any and all other remedies which Grantee may have at law or in equity. One or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the Secured Indebtedness is paid in full and all other obligations under this Security Deed are fully performed or the entire Property is sold. At any such sale, Grantee, its agents, representatives, successors, or assigns may bid for and acquire, as purchaser, the Property or any part thereof and may at its option credit bid by reducing the Secured Indebtedness by the amount bid at the sale.

38

(f) Deficiency Judgment. Except as otherwise provided in the Loan Documents or by Applicable Law, Grantee may sue for and obtain a judgment for any deficiency remaining on the Debt after applying all amounts received by Grantee in furtherance of the exercise of its rights to enforce this Security Deed.

(g) UCC Foreclosure and Other Rights. With respect to any Personal Property, Grantee may exercise all rights, remedies, and powers accruing to Grantee under the Loan Documents, the UCC, or any other remedy available at law or in equity. In furtherance thereof, Grantee may take possession of any Property and take such measures as Grantee deems necessary for the care, protection, and preservation of such Property. Grantee shall have the right to require Grantor, at its sole expense, to assemble any Property and make it available to Grantee at such time and place as Grantee may direct. In exercising the right to sell any Personal Property pursuant to the UCC, Grantor hereby agrees that ten (10) days’ prior written notice of such action shall constitute reasonable advance notice to Grantor.

(h) Appointment of Receiver. Grantee may apply for the appointment of a receiver of the Rents, or the Property, or both, without notice to Grantor. Grantee shall be entitled to the appointment of a receiver as a matter of right, without consideration of the value of the Property securing the Debt, or the solvency of any Person liable for the payment of such amounts. Grantor hereby consents to such appointment, whether during the pendency of a foreclosure proceeding or otherwise, and waives notice of any application therefor, unless notice is expressly required by Applicable Law.

(i) Right to Sue. Grantee may, from time to time, take any legal action permitted by Applicable Law to recover any sums due under the Loan Documents, without regard to whether the Loan has been accelerated, or whether foreclosure and any other enforcement action has been commenced. Grantee may exercise this right without prejudicing Grantee’s right to concurrently take any other enforcement action, including, without limitation, foreclosure.

(j) No Obligation to Marshal Assets. In exercising its rights and remedies under this Security Deed, Grantee shall have no obligation to marshal assets or to realize upon all of the Property. Grantor hereby waives any right to have any of the Property marshaled in connection with any sale or other exercise of Grantee’s rights, remedies, and powers hereunder.

39

Section 9.03 Omnibus Provisions Pertaining to Grantee’s Rights and Remedies.

(a) Remedies Cumulative. The rights, powers, and remedies of Grantee hereunder are separate, distinct, and cumulative with all other rights, powers, and remedies of Grantee in the other Loan Documents, at law, or in equity, each of which may be exercised independently, concurrently, and successively in Grantee’s sole discretion. Grantee’s election of any right, power, or remedy shall not deemed exclusive of any other and shall not bar or limit the exercise of any other right, power, or remedy.

(b) No Waiver. No delay or failure by Grantee to accelerate the Loan or exercise any right, power, or remedy shall be deemed a waiver by Grantee of, or estop Grantee from, the future exercise thereof. No partial exercise of any right, power, or remedy shall preclude the further exercise thereof. Notice or demand given to Grantor in any instance shall not entitle Grantor to notice or demand in any other instance, except as expressly required by the Loan Documents or by Applicable Law. Grantee may release security for the Loan, may release any party liable therefor, may grant extensions and forbearances, may accept partial or past due amounts, and may apply any sums or other security held by Grantee to the repayment of the Loan, in each case without prejudice to Grantee and without such action being deemed an accord and satisfaction or a reinstatement of the Loan.

(c) Discontinuance of Proceedings. If Grantee commences the enforcement of any right, power, or remedy, whether afforded under the Loan Documents or otherwise and such enforcement is then discontinued or abandoned for any reason, then and in every such case, Grantee shall be restored to its former positions and rights hereunder without waiver of any Event of Default and without novation, and all rights, powers, and remedies of Grantee shall continue as if no such enforcement had been commenced.

(d) Reimbursement for Enforcement Costs. Grantor shall reimburse Grantee immediately upon demand for all costs, fees, and expenses (including, without limitation, loan servicing fees and [reasonable] attorney fees) incurred by Grantee in connection with any enforcement action taken in accordance with this Article. All sums so incurred shall be added to the Debt and shall be secured by this Security Deed. The exercise by Grantor of any statutory rights of redemption shall be expressly conditioned on Grantor’s payment of the foregoing and on the payment and performance of all obligations required under any applicable redemption statute.

(e) Right of Setoff. In addition to, but not in limitation of, any rights, remedies, and powers granted to Grantee under the Loan Documents, at law, or in equity, Grantee is hereby authorized at any time and from time to time, without notice to Grantor or any other Person, such notice being hereby expressly waived, to apply to the Obligations owed Grantee under the Loan Documents any amounts then deposited in any escrow or reserve account, if any, or in Grantee’s possession, or over which Grantee has a security interest, including without limitation any Restoration Proceeds. Such right shall be exercisable by Grantee irrespective of whether Grantee has made any demand or declared any Obligations due and owing, and irrespective of whether the Obligations for which such amounts are secured have matured.

40

(f) Application of Proceeds. The proceeds of the Property, together with any other sums that may be held by Grantee under this Security Deed, whether under the provisions of this Article or otherwise, shall be applied in the order Grantee determine in its sole discretion, except as otherwise expressly required by the Loan Documents, an order from a Georgia court of competent jurisdiction, or the requirements of Applicable Law.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. Unless specifically stated otherwise in this Security Deed, all notices, requests, and communications required or permitted to be delivered hereunder shall be in writing and delivered to all Persons at the addresses below, by one of the following methods:

(a) By Hand Delivery. Hand delivery, whereby delivery is deemed to have occurred at the time of delivery.

(b) Overnight Delivery. A nationally recognized overnight courier company, whereby delivery is deemed to have occurred the Business Day following deposit with the courier.

(c) Certified Mail. Certified mail return receipt requested and postage-prepaid, whereby delivery is deemed to have occurred on the third Business Day following deposit with the United States Postal Service.

(d) Electronic Delivery. Electronic transmission (facsimile or email) provided that the transmission is completed no later than [HOUR] p.m. on a Business Day and the original also is sent via overnight courier or U.S. Mail, whereby delivery is deemed to have occurred at the end of the Business Day on which such electronic transmission is completed, provided the duplicate physical notice is sent as required hereunder.

To Grantor:	Foxx Trot Tango, LLC Address: 8 Campus Drive, Suite 105 Parsippany, NJ 07054

To Grantee:	TXC Services, LLC 30725 US Highway 19 North, Suite 335, Palm Harbor, FL 34684

41

Any party may change its address for purposes of this Section 10.01 by giving written notice as provided in this Section. Notices to counsel or parties other than Grantor, Grantee, their permitted successors and assigns, or the Loan’s servicer, whether now or hereafter designated by a party as entitled to notice hereunder, are for convenience only and any failure to notify such other parties shall not affect the validity of any notice if sent in accordance with this Section 10.01.

Section 10.02 Usury Saving Clause. At no time is Grantor required to pay interest on the Loan or on any other payment due hereunder or under any of the other Loan Documents at a rate which would subject Grantee either to civil or criminal liability as of result of being in excess of the maximum interest rate permitted by law. If interest, or any amount deemed interest, whether paid or payable by Grantor exceeds or is deemed to exceed the maximum interest rate permitted by Applicable Law, then the amount to be paid shall be reduced by such amount so that the amount to be paid shall not exceed the maximum rate permitted by law. Any payments made in excess of such maximum interest rate shall be deemed to have been payments of principal in inverse order of maturity and not of interest.

Section 10.03 No Joint Venture; No Third-Party Beneficiaries. Grantor and Grantee intend that the relationship created hereunder and under each of the other Loan Documents is solely that of borrower and lender. Nothing herein or in any of the other Loan Documents is intended to create, nor shall it be construed as creating, anything but a debtor-creditor relationship between Grantor and Grantee and no such relationship shall be drawn or implied from any of Grantee’s actions or from any prior relationship between the parties. No rights reserved or granted to Grantee under the Loan shall be deemed to confer those rights on anyone other than Grantee and its successors and assigns. Grantee shall have no obligation to Grantor or any other Person in respect of the Debt or the Property, or any part thereof, and no party shall be deemed a third party beneficiary entitled to enforce the performance or observance of any of the rights or obligations created in favor of Grantee under the Loan Documents.

Section 10.04 Grantee Approval. Wherever the Loan Documents give Grantee the right to approve or disapprove an action, grant or withhold its consent, waive a requirement, or make any decision, all such matters shall be determined by Grantee in its sole discretion, unless expressly provided otherwise in the Loan Documents. By approving or granting consent, accepting or waiving performance, making decisions, Grantee shall not be deemed to have warranted or affirmed the sufficiency, completeness, legality, or effectiveness of the subject matter or of Grantor’s compliance with Applicable Law or constitute an undertaking by Grantee to perform any Obligation of Grantor.

Section 10.05 Performance at Grantor’s Expense. Grantor acknowledges and agrees that Grantee reserves the right to collect from Grantor a fee based on a reasonable estimate of the administrative costs as determined by Grantee to review or process any request to: (a) modify or waive any provision of the Loan Documents; (b) release or substitute Property; or (c) obtain Grantee’s approval or consent whenever required by the Loan Documents including, without limitation, in connection with: (i) a Transfer request; (ii) matters affecting Leases, including amending existing Leases or entering into new Leases; (iii) making improvements or alterations to the Property; and (iv) entering into easements or other agreements affecting the Property. Grantor agrees to pay such fees, along with all reasonable legal fees and expenses incurred by Grantee within Thirty (30) days of demand. Any amounts payable by Grantor hereunder shall become part of the Debt and be secured by this Security Deed.

42

Section 10.06 Joint and Several Obligations. If Grantor shall consist of more than one party, each shall be jointly and severally liable for all Debt and other Obligations of Grantor under this Security Deed and the Loan Documents.

Section 10.07 Grantee’s Right of Assignment. This Security Deed may be assigned, sold, or transferred, in whole or in part, by Grantee to any Person at any time without notice to or the consent of Grantor.

Section 10.08 No Merger. In the event that Grantee’s interest under this Security Deed and title to the Property or any estate therein shall become vested in the same Person or entity, this Security Deed shall not merge in such title but shall continue as a valid lien on the Property for the amount secured hereby, unless expressly provided otherwise in writing executed by the Person in whom such interests, title, and estate are vested.

Section 10.09 After-Acquired Property. This Security Deed shall encumber, encompass, cover, and apply to and include any and all “after-acquired property” of Grantor located at and in any way associated with the use or operation of Property, and such after-acquired property shall be a part of the Property. This Section is intended to be and is an “after-acquired property clause” and shall be construed in accordance with the provisions of the applicable laws of the state in which the Land and Improvements are located that authorize or govern after-acquired property clauses in security deeds.

Section 10.10 Waiver of Jury Trial. GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY GEORGIA LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS SECURITY DEED, THE OTHER LOAN DOCUMENTS, THE DEBT, OR THE LOAN WHETHER BASED ON CONTRACT, EQUITY, TORT, OR ANY OTHER THEORY. WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GRANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GRANTEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

Section 10.11 Time of the Essence. Grantor and Grantee acknowledge and agree that, except as otherwise expressly provided in this Security Deed, TIME IS OF THE ESSENCE with respect to all of Grantor’s Obligations (including, without limitation, the giving of Notices, the delivery of documents, the payment of money, and the performance of Obligations) required or permitted to be taken under this Security Deed and the other Loan Documents.

43

Section 10.12 Special Waivers. WITHOUT LIMITING ANY OTHER PROVISION CONTAINED HEREIN OR IN THE OTHER LOAN DOCUMENTS, BORROWER EXPRESSLY: (1) ACKNOWLEDGES LENDER’S RIGHT TO ACCELERATE THE DEBT AND THE POWER OF ATTORNEY GIVEN HEREIN TO LENDER TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY BORROWER WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (2) WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE FIFTH AND FOURTEENTH AMENDMENTS TO THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTION FOR THE STATE OF GEORGIA, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY LENDER OF ANY RIGHT OR REMEDY PROVIDED TO LENDER IN THIS SECURITY INSTRUMENT, EXCEPT SUCH NOTICE AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS SECURITY INSTRUMENT; (3) ACKNOWLEDGES THAT BORROWER HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO BORROWER AND BORROWER HAS BEEN AFFORDED AN OPPORTUNITY TO CONSULT WITH COUNSEL OF BORROWER’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; (4) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY, AND WILLINGLY BY BORROWER AS PART OF A BARGAINED FOR LOAN TRANSACTION; AND (5) AGREES THAT BORROWER’S RIGHTS TO NOTICE SHALL BE LIMITED TO THOSE RIGHTS TO NOTICE PROVIDED BY THIS SECURITY INSTRUMENT AND NO OTHER.

INITIAL: ________________________

Section 10.13 Security Deed Not a Mortgage. This Security Deed is a deed passing title pursuant to the laws of the State of Georgia governing loans or security deeds and is not a mortgage. The words “lien” or “lien of this Security Deed “ or words of similar import shall mean the lien, security title, and security interest created and conveyed by this Security Deed as a security deed.

Section 10.14 Headings; Time of the Essence. The headings of the various articles, sections, and subsections in this Security Deed are for reference only and shall not define, expand, or limit any of the terms or provision thereof. Time is of the essence with respect to all of Grantor’s Obligations under this Security Deed and the other Loan Documents.

[signature page follows]

44

IN WITNESS WHEREOF, Grantor has executed this Security Deed under seal as of the date set forth above.

FOXX TROT TANGO, LLC

By:	Frederick Kalei Cutcher
Title:	Authorized Agent

Signed, sealed, and delivered in the presence of:

_____________________

Unofficial Witness

Print Name: _____________________

_____________________

Notary Public

Print Name: _____________________

Commission Expiration Date:

[NOTARIAL SEAL]

45

EXHIBIT A

[LEGAL DESCRIPTION]

46